WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


EXHIBIT 27.1


This schedule contains summary financial information extracted from the Company's consolidated statements of operations and balance sheets and is qualified in it's entirety by reference to such financial statements.


SEMICON, INC.


Period type                          3 Mos
Fiscal year end                                                  Jun 30 1997
Period end                                                       Sep 29 1996

Cash                                                           $     244,000
Securities                                                                 0
Receivables                                                          583,000
Allowances                                                            10,000
Inventory                                                            865,000
Current assets                                                     1,746,000
PP&E, gross                                                        4,181,000
Depreciation                                                       4,059,000
Total assets                                                       1,869,000
Current liabilities                                                6,312,000
Bonds                                                              1,850,000
Common                                                               826,000
Preferred mandatory                                                        0
Preferred                                                                  0
Other SE                                                          (5,269,000)
Total liability and equity                                         1,869,000
Sales                                                              1,332,000
Total revenues                                                     1,332,000
CGS                                                                1,280,000
Total costs                                                        1,587,000
Other expenses                                                             0
Loss provision                                                             0
Interest expense                                                      71,000
Income, pretax                                                      (255,000)
Income tax                                                                 0
Income, continuing                                                  (255,000)
Discontinued                                                               0
Extraordinary                                                          9,000
Changes                                                                    0
Net income                                                          (246,000)
EPS, primary                                                           (0.07)
EPS, diluted                                                           (0.07)




